UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

September 19, 2018

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Issuance of Senior Notes due 2025

On September 19, 2018 (the “Closing Date”), Enova International, Inc. (the “Company”) issued $375,000,000 of its 8.500% Senior Notes due 2025 (the “Notes”). The offering and sale of the Notes were made only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes were issued under an indenture (the “Indenture”), dated as of September 19, 2018, by and among the Company, each of the guarantors party thereto and Computershare Trust Company, N.A., as trustee (the “Trustee”).

The Company intends to use the net proceeds from the offering to repurchase any and all of its 9.75% senior notes due 2021 (the “2021 Notes), to pay the related accrued interest, premiums, fees and expenses related to the offering of the Notes and incurred in connection with the repurchase of the 2021 Notes and for general corporate purposes.

Notes Indenture

Interest and Maturity

The Notes will accrue interest at a rate of 8.500% per annum, payable in cash semi-annually, in arrears, on March 15 and September 15 of each year, beginning on March 15, 2019. The Notes will mature on September 15, 2025.

Guarantees, Security and Ranking

The Notes are guaranteed on a senior unsecured basis by certain of the Company’s domestic subsidiaries (the “Guarantors”). The Notes are the Company’s and the Guarantors’ senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ senior unsecured debt. The Notes and the guarantees rank effectively junior to all of the Company’s and the Guarantors’ secured obligations to the extent of the value of the collateral securing such obligations. The Notes and the guarantees rank senior in right of payment to any of the Company’s and the Guarantors’ future indebtedness that is expressly subordinated to the Notes or the guarantees. The Notes and the guarantees rank structurally junior to all debt and other liabilities of the Company’s subsidiaries that are not Guarantors of the Notes.

Redemption

The Company may redeem some or all of the Notes on or after September 15, 2021 at the redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to the date of redemption. Prior to September 15, 2021, the Company may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 108.500%, together with accrued and unpaid interest to the date of redemption, with the net cash proceeds of certain equity offerings. In addition, the Company may, at its option, redeem some or all of the Notes prior to September 15, 2021, by paying a make-whole premium, plus accrued and unpaid interest to the date of redemption. If the Company experiences certain change of control events, holders of the Notes may require it to repurchase all or part of their Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Restrictive Covenants

The Indenture contains restrictive covenants that limit the ability of the Company and the Company’s restricted subsidiaries to, among other things: (i) incur additional debt or issue preferred stock; (ii) create liens; (iii) create restrictions on the Company’s subsidiaries’ ability to make payments to the Company; (iv) pay dividends and make other distributions in respect of the Company’s and its restricted subsidiaries’ capital stock; (v) redeem or repurchase the Company’s capital stock or prepay subordinated indebtedness; (vi) make certain investments or certain other restricted payments; (vii) guarantee indebtedness; (viii) designate unrestricted subsidiaries; (ix) sell certain kinds of assets; (x) enter into certain types of transactions with affiliates and (xi) effect mergers or consolidations. These covenants are subject to important exceptions and qualifications set forth in the Indenture.

Events of Default

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment of principal, premium, if any, and interest, when due, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, accrued and unpaid interest, if any, on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

ITEM 2.03CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 8.01 OTHER EVENTS

As previously announced, the Company issued a conditional full notice of redemption (the “Redemption Notice”) to redeem $295 million in aggregate principal amount of the 2021 Notes, to the extent outstanding on the redemption date. The Redemption Notice was conditioned on the Company receiving proceeds from one or more new financing transactions sufficient, in the Company’s sole discretion, to pay the redemption price of the 2021 Notes and to effect the other transactions contemplated by such financing transactions, including paying the related fees and expenses, on or prior to the redemption date of October 11, 2018 (the “Condition”). The completion of the issuance and sale of the Notes has satisfied the Condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: September 25, 2018	By:	/s/ Sean Rahilly
Sean Rahilly
General Counsel & Secretary